EXHIBIT 10.2

AMENDMENT

TO

RESTATED EMPLOYMENT AGREEMENT

Reference is made to that certain Restated Employment Agreement (the “Agreement”), dated as of November 21, 1995, between Sonesta International Hotels Corporation (the “Company”) and Roger P. Sonnabend (the “Executive”).  This shall constitute an Amendment to the Agreement.

1.               Section 3 is deleted and replaced with the following:

3.  Duties.  The Executive shall be employed by the Company as Executive Chairman of the Board, as the same may be expanded or reduced from time to time, subject always to the direction of the Board of Directors of the Company.

2.               Section 11 is deleted and replaced with the following:

11.  Notices.  All notices under this Agreement shall be in writing and delivered by hand or addressed and mailed by registered or certified mail, return receipt requested, if to the Company:

Sonesta International Hotels Corporation
116 Huntington Avenue, Floor 9
Boston, MA 02116
Attn: Office of Treasurer

with a copy to:

Norman Spector, Esq.
Burns & Levinson
125 Summer Street
Boston, MA 02110

and if to the Executive

Mr. Roger P. Sonnabend
72 Mt. Vernon Street
Boston, MA 02108

or to such other address for notice as may be specified by any party hereto by notice given in the manner herein provided.

3.               In all other respects the Agreement remains unchanged and in effect as of this May 16, 2005.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year written above.

SONESTA INTERNATIONAL HOTELS
CORPORATION

By:	/S/ Boy van Riel

Its:	Vice President & Treasurer

/S/ Roger P. Sonnabend
Roger P. Sonnabend